Exhibit 99.1

NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

July 22, 2010, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2010 of $71,276,000, $11.13 per diluted share.  Net income and diluted earnings per share for its second quarter ended June 30, 2010 increased 72% and 64%, respectively, when compared to the 2009 second quarter.  Consolidated revenues for the second quarter of 2010 totaled $964,504,000, a 54% increase from $625,431,000 for the comparable 2009 quarter.

For the six months ended June 30, 2010, consolidated revenues were $1,554,718,000, 31% higher than the $1,184,030,000 reported for the same period of 2009.  Net income for the six months ended June 30, 2010 was $103,363,000, an increase of 74% when compared to the six months ended June 30, 2009.  Diluted earnings per share for the six months ended June 30, 2010 was $16.15, an increase of 64% from $9.85 per diluted share for the comparable period of 2009.

Homebuilding

New orders in the second quarter of 2010 decreased 6% to 2,559 units, when compared to 2,728 units in the second quarter of 2009.  The original June 30, 2010 settlement deadline to qualify for the Federal homebuyer tax credit resulted in a surge in settlement activity in the second quarter of 2010.  As a result, settlements increased in the second quarter of 2010 to 3,345 units, 63% more than the same period of 2009.  Homebuilding revenues for the three months ended June 30, 2010 totaled $946,972,000, 55% higher than the year earlier period.  Gross profit margins decreased to 18.5% in the 2010 second quarter compared to 19.3% for the same period in 2009.  Income before tax from the homebuilding segment totaled $106,573,000 in the 2010 second quarter, an increase of 70% when compared to the second quarter of the previous year.  The Company’s backlog of homes sold but not settled at the end of the 2010 quarter decreased on a unit basis by 16% to 3,766 units and on a dollar basis by 11% to $1,187,599,000 when compared to the same period last year.

Mortgage Banking

Mortgage closed loan production of $706,551,000 for the three months ended June 30, 2010 was 45% higher than the same period last year.  Operating income for the mortgage banking operations during the second quarter of 2010 increased 68% to $11,686,000, when compared to $6,957,000 reported for the same period of 2009.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Homebuilding:
Revenues	$946,972	$612,488	$1,524,353	$1,160,817
Other income	2,110	1,750	4,479	4,289
Cost of sales	(771,475)	(494,240)	(1,242,544)	(956,870)
Selling, general and administrative	(69,137)	(54,664)	(129,878)	(114,358)
Operating income	108,470	65,334	156,410	93,878
Interest expense	(1,897)	(2,462)	(4,068)	(5,236)
Homebuilding income	106,573	62,872	152,342	88,642

Mortgage Banking:
Mortgage banking fees	17,532	12,943	30,365	23,213
Interest income	1,492	611	2,248	1,195
Other income	233	154	399	243
General and administrative	(7,275)	(6,475)	(13,804)	(12,233)
Interest expense	(296)	(276)	(560)	(613)
Mortgage banking income	11,686	6,957	18,648	11,805

Income before taxes	118,259	69,829	170,990	100,447

Income tax expense	(46,983)	(28,403)	(67,627)	(41,033)

Net income	$71,276	$41,426	$103,363	$59,414

Basic earnings per share	$11.64	$7.17	$16.96	$10.41

Diluted earnings per share	$11.13	$6.79	$16.15	$9.85

Basic average shares outstanding	6,123	5,777	6,095	5,710

Diluted average shares outstanding	6,405	6,101	6,402	6,032

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$1,089,399	$1,248,689
Marketable securities	175,000	219,535
Receivables	15,011	7,995
Inventory:
Lots and housing units, covered under sales agreements with customers	340,577	337,523
Unsold lots and housing units	55,871	73,673
Land under development	17,000	-
Manufacturing materials and other	7,253	7,522
	420,701	418,718

Assets related to consolidated variable interest entities	22,980	70,430
Contract land deposits, net	71,389	49,906
Property, plant and equipment, net	19,075	20,215
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets, net	240,394	258,659
	2,095,529	2,335,727

Mortgage Banking:
Cash and cash equivalents	1,483	1,461
Mortgage loans held for sale, net	244,313	40,097
Property and equipment, net	821	446
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	9,942	10,692
	263,906	60,043

Total assets	$2,359,435	$2,395,770

(Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	June 30, 2010	December 31, 2009
	(unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$161,708	$120,464
Accrued expenses and other liabilities	207,281	221,352
Liabilities related to consolidated variable interest entities	-	65,915
Customer deposits	69,344	63,591
Other term debt	1,999	2,166
Senior notes	-	133,370
	440,332	606,858

Mortgage Banking:
Accounts payable and other liabilities	24,612	19,306
Note payable	79,025	12,344
	103,637	31,650

Total liabilities	543,969	638,508

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,559,671 shares issued as of both June 30, 2010 and December 31, 2009	206	206
Additional paid-in-capital	914,585	830,531
Deferred compensation trust – 158,894 and 265,278 shares of NVR, Inc. common stock as of June 30, 2010 and December 31, 2009, respectively	(27,582)	(40,799)
Deferred compensation liability	27,582	40,799
Retained earnings	3,926,430	3,823,067
Less treasury stock at cost – 14,635,123 and 14,609,560 shares at June 30, 2010 and December 31, 2009, respectively	(3,025,755)	(2,896,542)
Total shareholders’ equity	1,815,466	1,757,262
Total liabilities and shareholders’ equity	$2,359,435	$2,395,770

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,303	1,421	2,694	2,624
North East (2)	219	246	479	481
Mid East (3)	749	746	1,628	1,447
South East (4)	288	315	698	602
Total	2,559	2,728	5,499	5,154

Average new order price	$309.6	$294.8	$297.4	$288.7

Settlements (units)
Mid Atlantic (1)	1,672	1,057	2,607	1,985
North East (2)	282	197	502	381
Mid East (3)	922	533	1,487	946
South East (4)	469	261	668	509
Total	3,345	2,048	5,264	3,821

Average settlement price	$283.0	$298.6	$289.5	$303.3

Backlog (units)
Mid Atlantic (1)			1,950	2,415
North East (2)			302	403
Mid East (3)			1,101	1,232
South East (4)			413	447
Total			3,766	4,497

Average backlog price			$315.3	$296.2

Community count (average)	373	356	366	357
Lots controlled at end of period			47,500	44,300

Mortgage banking data:
Loan closings	$706,551	$487,618	$1,124,593	$914,912
Capture rate	90%	92%	90%	91%

Common stock information:
Shares outstanding at end of period			5,924,548	5,801,600
Number of shares repurchased	261,973	-	261,973	-
Aggregate cost of shares repurchased	$176,084	-	$176,084	-

(1)	Virginia, West Virginia, Maryland and Delaware
(2)	New Jersey and eastern Pennsylvania
(3)	Kentucky, western Pennsylvania, New York, Ohio and Indiana
(4)	North Carolina, South Carolina, Tennessee and Florida